DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 www.dlapiper.com T 919.786.2000 F 919.786.2200

August 24, 2009
Exhibit 5

Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, Michigan 48334

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Agree Realty Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 relating to the registration of up to $125,000,000 of (i) common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (ii) preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iii) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), and (iv) rights to purchase shares of Series A Participating Preferred Stock, which are attached to all shares of Common Stock issued (the “Preferred Stock Purchase Rights”), that may be offered and sold from time to time by the Company following effectiveness of a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Registration Statement”).  The Common Stock, Preferred Stock, Depositary Shares, Warrants and Preferred Stock Purchase Rights are referred to collectively herein as the “Securities.”  Common Stock, Preferred Stock or Depositary Shares may be issuable upon conversion of shares of Preferred Stock.  Common Stock, Preferred Stock or Depositary Shares may be issuable upon exercise of Warrants.  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. We are furnishing this opinion letter pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined copies of the Company’s Articles of Incorporation, as amended (the “Articles”) and of the Company’s Bylaws and have made such further legal and factual examinations and investigations as we, in our professional judgment, have deemed appropriate to render the opinion contained herein.  We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below.  As to various questions of fact material to our opinion, we have relied upon certificates of, or communications with, officers of the Company and others.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Agree Realty Corporation
August 24, 2009
Page Two

Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, we are of the opinion that:

(1)
when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), and (ii) shares of Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock, and the Preferred Stock Purchase Rights attached thereto, will be validly issued, fully paid and nonassessable;

(2)
when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”), (ii) the terms of the shares of Preferred Stock have been established by the Company in conformity with the Articles and applicable law, (iii) the articles supplementary to the Articles setting forth the terms of such Preferred Stock have been executed, acknowledged and filed with the State of Maryland Department of Assessments and Taxation in accordance with the Articles and applicable law, and (iv) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock and the Preferred Stock Purchase Rights attached thereto, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable;

(3)
when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Depositary Share Authorizing Resolution”), (ii) the terms of the depositary agreement under which the Depositary Shares are to be issued have been duly established and such deposit agreement has been duly authorized, executed and delivered by the Company and the Depositary, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (iv) the shares of Preferred Stock represented by the Depositary Shares have been duly authorized, validly issued and delivered to the Depositary, (v) the depositary receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of such shares of Preferred Stock in accordance with the deposit agreement, (vi) the Depositary Shares have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Depositary Share Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Depositary Share Authorizing Resolution, and if all of the foregoing actions are taken so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then (A) the Depositary Shares will be validly issued and the depositary receipts representing such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement and (B) if the Depositary Shares are convertible into Common Stock, the Common Stock and the Preferred Stock Purchase Rights attached thereto, if and when duly issued upon conversion of such Depositary Shares, will be validly issued, fully paid and nonassessable; and

Agree Realty Corporation
August 24, 2009
Page Three

(4)
when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (ii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met, and (iii) the Warrants are delivered by the Company as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Warrants Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Warrants Authorizing Resolution, then (A) the Warrants will be binding obligations of the Company and (B) the Common Stock, Preferred Stock or Depositary Shares issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, the Common Stock and the Preferred Stock Purchase Rights attached thereto, Preferred Stock and Depositary Shares, as applicable, if and when duly issued upon such exercise, will be validly issued, fully paid and nonassessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

1.
The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update or supplement the opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinion.

Agree Realty Corporation
August 24, 2009
Page Four

2.
We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland General Corporation Law and such applicable provisions of such Constitution, and we do not express any opinion herein concerning any other laws.

3.
Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the principles of conflicts of laws of the State of Maryland, or any other jurisdiction, and we express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws or compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).

4.
We have assumed that after the issuance of the Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, together with the total number of shares of Common Stock or Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock under the Articles, as amended and then in effect.

5.	We have assumed that none of the Securities will be issued in violation of the Ninth Article of the Articles.

6.	Our opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Without limiting the effect of the immediately preceding paragraph, our opinions are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding is brought; and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

Agree Realty Corporation
August 24, 2009
Page Five

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DLA Piper LLP (US)